UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

EDGEWATER BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55129	46-3687434
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

321 Main Street, St. Joseph, Michigan	49085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(269) 982-4175

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 10, 2016. At the meeting, our shareholders voted on each of the following matters:

●	The election of two directors to serve for 3-year terms: Kenneth F. Ankli, III and Stephen Ross; and

●	Ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2016; and

●	Approval of the 2016 Stock Incentive Plan.

The final vote results for these matters is set forth below.

Two directors were re-elected and the votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kenneth F. Ankli, III	414,024	10,908	137,839
Stephen Ross	414,424	10,508	137,839

The votes cast on the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for 2016 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
549,007	13,314	450	—

The 2016 Equity Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
370,449	47,583	5,900	137,839

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER BANCORP, INC.

DATE: May 11, 2016	By:	/s/ Richard E. Dyer
Richard E. Dyer
President and Chief Executive Officer

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